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                                                                 EXHIBIT 10.6(B)

                                                                  March __, 1998

BNC Mortgage, Inc.
1063 McGaw Avenue
Irvine, California  92614
Telephone:  714-955-2985
Facsimile:  714-955-1678
Attention:  Evan Buckley

     This Commitment Letter confirms our agreement between BNC Mortgage Inc. ("Customer") and DLJ Mortgage Capital, Inc. ("DLJ") pursuant to which DLJ shall provide committed financing collateralized by eligible Mortgage Loans in accordance with the terms and conditions hereof and as set forth in the Whole Loan Funding Facility, the Promissory Note (the "Note") and the Pledge Agreement, each dated March __, 1998 and the Tri-Party Custody Agreement(s) dated September 26, 1995 (collectively, the "Agreements"). The Agreements, together with the Mortgage Loan Purchase Agreement to be entered into between Customer and DLJ, dated as of December __, 1997 (the "Mortgage Loan Purchase Agreement"), and this Commitment Letter constitute the entire agreement between the parties with respect to DLJ's financing of Customer's Mortgage Loans. Capitalized terms not defined herein shall have the meaning ascribed to them in the Agreements.

     No amounts may be borrowed from DLJ in excess of that committed herein except in DLJ's sole discretion. Unless otherwise agreed in writing, DLJ will not finance second-lien mortgage loans.

     I.   ELIGIBLE MORTGAGE LOANS:  For purposes of this Commitment Letter,
          -----------------------
"Eligible Mortgage Loans" shall be defined as:

          A. First-lien residential Mortgage Loans originated or acquired by Customer in its normal course of business within the preceding 30 days of the related Advance which are intended to be sold to DLJ and have the characteristics specified in Customer's underwriting guide, as such guide approved by DLJ ("Program Loans"); and

          B. First-lien residential Mortgage Loans originated or acquired by Customer in its normal course of business within the preceding 30 days of the related Advance that have been determined by DLJ in its sole discretion not to have the characteristics specified in Customer's underwriting guide and which do not meet the requirements of the Mortgage Loan Purchase Agreement ("Non-Program Loans").

     II.  DLJ'S COMMITMENT:   Subject to the terms and conditions hereof and the
          ----------------
Agreements, including the performance by Customer of its obligations set forth below, DLJ hereby commits to:

          A. Provide Advances under the Agreements for Eligible Mortgage Loans until March __, 2000 unless terminated earlier pursuant to the terms of the Mortgage Loan Purchase Agreement or this Commitment Letter.

          B. Calculate the Collateral Value as follows (provided that, in all cases, Market Value as used below shall not exceed the related unpaid principal balance of such Loan):
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               1.  for each Eligible Mortgage Loan, 100% of the related unpaid principal balance;

               2. for each Eligible Mortgage Loan not committed to be purchased by DLJ subject to an Advance for more than ninety (90) days, 103% of the Market Value of such Eligible Mortgage Loan;

               3. for each Eligible Mortgage Loan not committed to be purchased by DLJ subject to an Advance for more than six (6) months, 105% of the Market Value of such Eligible Mortgage Loan;

               4. for each Eligible Mortgage Loan subject to an Advance that is more than sixty (60) days delinquent as to principal and interest payment, 105% of the Market Value of such Eligible Mortgage Loan;

               5. for each Eligible Mortgage Loan subject to an Advance that is more than ninety (90) days delinquent as to principal and interest payment, 110% of the Market value of such Eligible Mortgage Loan;

               6. for each Eligible Mortgage Loan subject to an Advance that is in foreclosure or bankruptcy, 115% of the Market Value of such Eligible Mortgage Loan;

               7. for each Real Estate Owned, 120% of the Market Value of such Real Estate Owned, provided, however, that such Real Estate Owned must be secured by a first-lien Mortgage Loan, which Mortgage Loan shall then be financed by DLJ.

          C. Continue to provide Advances by rolling over such Advances, until the earliest of (1) termination of this Commitment Letter; (2) termination of the Mortgage Loan Purchase Agreement; or (3) DLJ is entitled to exercise its remedies in accordance with Paragraph 6 of the Note.

          D. If applicable, net all Mortgage Loan sale proceeds paid by DLJ against the related Advance;

          E.   Maintain a funding rate as follows:

               1. for Program Loans, or for Non-Program Loans subject to an Advance for less than 3 months (i) for the period to March __, 1999, the opening federal funds rate of comparable maturity, plus 50 basis points, (ii) for the period from March __, 1999 through March __, 2000, the opening federal funds rate of comparable maturity, plus 100 basis points.

               2. for Non-Program Loans subject to an Advance for more than 3 months, the opening federal funds rate of comparable maturity, plus 125 basis points, and
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               3.   for Non-Program Loans subject to an Advance for more than 6 months, the opening federal funds rate of comparable maturity, plus 150 basis points.

     III. CONDITIONS TO CONTINUED FUNDING:  The foregoing commitment is subject
          --------------------------------
to the conditions that:

          A. The total of all Advances involving Wet Transactions may be limited by DLJ in its reasonable discretion (but shall be no less than $5 million) in connection with any decrease in Customer's GAAP net worth.

          B. DLJ shall be under no obligation to make any additional Advances if an Event of Default has occurred.

          C. DLJ generally shall underwrite loans on a post-Advance basis. To the extent the aggregate percentage of Non-Program Loans being financed by DLJ exceeds seven and on-half percent (7.5%) of the aggregate number of Eligible Mortgage Loans being financed by DLJ, DLJ shall have the right, but no the obligation, to underwrite all or a portion of the mortgage loans possessing any of the characteristics which are common to such Non-Program Loans prior to an Advance. To the extent that Customer is able to demonstrate its ability to sell such Non-Program Loans above par within 90 days of an Advance, the preceding two sentences shall not apply. DLJ agrees to work with Customer to minimize the number of loans to be underwritten on a pre-Advance basis.

     IV.  CUSTOMER COMMITMENT:  Customer commits to:
          -------------------

          A. Provide DLJ, on a dialy mark to market basis, collateral consisting of Eligible Mortgage Loans consistent with the applicable Collateral Values stated above;

          B. Provide evidence acceptable to DLJ that it has, and will continue to maintain, insurance coverage for itself and its subsidiaries that encompasses employee dishonesty, forgery or alteration, theft, disappearance and destruction, robbery and safe burglary, property (other than money and securities), and computer fraud and shall include DLJ Mortgage Capital, Inc. as a Loss Payee;

         C. Notify DLJ of its intent to borrower under an Advance at least 1 Business Day prior to such Advance if the amount contemplated to be borrower varies by more than $5 million from the previous day's Advances;

         D. Immediately repay DLJ for each Advance related to Non-Program Loan that is subject to an Advance for a period of such months, which period may be extended by DLJ in its sole discretion for up to three additional months;

          E. At the request of DLJ, immediately pay off any Advance related to any Mortgage Loan that DLJ determines is not an Eligible Mortgage Loan;

          F. Establish and maintain an underwriting and approval process, which shall be supervised by an officer of the Customer reasonably acceptable to DLJ, in conformity with the criteria and standards set forth in the Mortgage Loan Purchase Agreement;

          G. Continue to maintain an acceptable status as a mortgage approved by the Department of Housing and Urban Development.

         H. To the extent it utilizes or involved DLJMC in the sale of Eligible Mortgage Loans in whole loan format (or through securitization to the extent Customer elects to securitize loans), to pay DLJ on all such dispositions a fee equal to (i) zero (0) for dispositions relating to mortgage loans originated after the date on which Customer's stock is initially issued through a public offering (the "IPO Date") but prior to the date occurring one year after the IPO Date of the IPO (the "Fee Waiver Period") and (ii) twelve and a half (12.5) basis points times the outstanding balance of the related loans for dispositions with respect to mortgage loans originated after the Fee Waiver Period but prior to the maturity date of the facility. Notwithstanding anything herein to the contrary, Customer may elect to sell its Eligible Mortgage Loans to or through another entity, without utilizing DLJMC or payment of any fee to DLJMC, upon written notice to that effect.

     V.   TERMINATION PROVISIONS:  DLJ shall have the right to terminate this
          ----------------------
Commitment Letter, and DLJ shall no longer be obligated to make Advances to Customer under this Commitment Letter and may accelerate the maturity dates of all Advances then outstanding, upon the occurrence of a Commitment Letter Termination Event. Upon such termination, DLJ shall have no obligation to return any fees collected and may utilize any remedy provided in the Agreements. A Commitment Letter Termination Event shall include any one or more of the following.

          A. An "Event of Default" shall have occurred under the Agreements and DLJ is entitled to exercise its remedies in accordance with paragraph 6 of the Note;

          B. Customer shall have materially breached any agreement or commitment contained in the Mortgage Loan Purchase Agreement or this Commitment Letter, including the items set forth under "Required Financial Statement") and such breaches have not been cured pursuant to applicable grace periods;

          C. There occurs any litigation or proceeding affecting Customer and its affiliates that is likely to be adversely determined and which, if adversely determined, would have a material adverse effect on the Collateral or the ability of Customer to pay and perform on the Obligations.

          D. There occurs any event set forth under "Financial Requirements", in Annex A attached hereto;

          E. A "Material Adverse Change" shall have occurred in the business or operations of Customer or an affiliate thereof which is defined as the occurrence of any of the events or circumstances set forth under "Financial Requirements' in Annex A.

          F. There occurs a catastrophic event or events resulting in the effective absence of a "repo market" for a period of at least 30 consecutive days respecting mortgage loans and the same results in DLJ not being able to finance any Advance through the repo market with DLJ's traditional repo counterparties.

          Please acknowledge your agreement to the foregoing by signing and returning the enclosed duplicate of this letter, whereby this Commitment Letter shall become a binding agreement between DLJ and Customer.

Sincerely,

DLJ MORTGAGE CAPITAL, INC.


By:___________________________

Name:_________________________

Title:________________________


BNC MORTGAGE, INC.


By:___________________________

Name:_________________________

Title:________________________

                                    ANNEX A
                                    -------

1.   FINANCIAL REQUIREMENTS:
     ----------------------

A change in Customer's business, operations or financial condition that would materially and adversely affect the ability of Customer to perform its obligations under this Commitment Letter and the Agreements as determined in good faith by DLJ;

Customer, directly or indirectly, engages in business other than the mortgage banking business;

Customer uses the proceeds of the Advances for any purpose other than to fund the related mortgage loans;

Customer guarantees the debt obligation of any other entity;

Customer sells any material asset other than in its ordinary course of its business for less than current fair market value.

Customer fails to submit within 90 days of the date of this commitment, and within 90 days of the beginning of each of Customer's respective fiscal years, a business plan acceptable to DLJ (the "Business Plan"), which Business Plan shall set out, among other things, (i) financial targets for Tangible Net Worth for fiscal year 1998 and for each fiscal year thereafter; and (ii) a provision whereby Customer shall establish and maintain a working capital reserve fund of $5 million or more.

2.   REQUIRED FINANCIAL STATEMENTS:
     ------------------------------

     (a) Customer shall deliver to DLJ within 120 days after the last day of its fiscal year, its audited consolidated statement of income and statement of changes in cash flow for such year and balance sheet as of the end of such year in each case presented fairly in accordance with GAAP accompanied, in all cases, by an unqualified report of a firm of independent certified public accountants acceptable to DLJ.

    (b) Customer shall deliver to DLJ within 60 days after the last day of each of the first three fiscal quarters in any fiscal year of Customer, its consolidated statements of income and statement of changes in cash flow for such quarter and balance sheet as of the end of such quarter, presented fairly in accordance with GAAP for interim period financial statements.

    (c) Customer shall cause to be delivered to DLJ within 60 days after the last day of each of the first three fiscal quarters in any fiscal year, its unaudited consolidated statements of income and statement of changes in cash flow for such quarter and balance sheet as of the end of such quarter.

     (d) Customer shall deliver to DLJ within 60 days after the last day of each calendar month in any fiscal year of Customer, (i) its consolidated statement of income for such month and balance sheet as of the end of such month accompanied in each case by a certificate of the chief financial officer or treasurer of Customer stating that such financial statements are presented fairly in accordance with GAAP, and (ii) an officer's certificate from its chief financial officer or treasurer certifying that there does not exist an event of default in the Agreements or in this Annex.

    (e) as soon as available copies of all proxy statements, financial statements, ad reports which Customer sends to its stockholders, and copies of all regular periodic and special reports, and all registration statements, if any, under the Securities Act of 1933, as amended, which it files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or with any national securities exchange.

    (f) Customer shall deliver to DLJ as soon as the same are available copies of all regular, periodic and special audit reports conducted by GNMA, FNMA and/or FHLMC with respect to Customer's operations.

                              CUSTOMER LETTERHEAD

Date

Ms. Patricia Robins
Senior Credit Analyst
Donaldson, Lufkin & Jenrette
277 Park Avenue
New York, NY  10172

Re: Commitment Letter between BNC Mortgage, Inc. ("Customer") and DLJ Mortgage Capital, Inc. ("DLJ") dated March __ 1998 (the "Commitment Letter")

Dear Ms. Robins:

This Compliance Certificate is furnished pursuant to the Commitment Letter. Capitalized terms to defined herein shall have the meanings ascribed to them in the Commitment Letter. The following is true, correct and complete:

I am a member of the management of Customer holding the office indicated below;

I have reviewed the terms of the Commitment Letter and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of Customer during the period from the date of the last Compliance Certificate to the date hereof.

The examinations did not disclose, and I have no knowledge of, the existence of any condition or event with constitutes a Default or Event of Default during or at the end of the referenced period or as of the date of this Compliance Certificate; and

Schedule 1 attached hereto sets forth financial data and computations evidencing Customer's compliance with the financial convenants set forth in the Commitment Letter and such other information as DLJ shall have reasonably requested in writing.

The foregoing certifications are made and delivered this ___ day of ___________, 199__.


______________________________
Office of Customer


Name:_________________________

Title:________________________
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                            COMPLIANCE CERTIFICATE


______________________ (Date)


I.   GAAP NET WORTH

          Actual                                  $
                                                   ============

II.  OTHER INFORMATION

     ORIGINATION YEAR TO DATE                      ____________

     ADDITIONAL INFORMATION REQUESTED BY DLJ:

     ________________________________________

     ________________________________________

     ________________________________________